                           GOLDEN STATE HOLDINGS INC.
                           OFFER FOR ALL OUTSTANDING
                          FLOATING RATE NOTES DUE 2003
                                IN EXCHANGE FOR
                     FLOATING RATE EXCHANGE NOTES DUE 2003,
                          6 3/4% SENIOR NOTES DUE 2001
                                IN EXCHANGE FOR
                     6 3/4% SENIOR EXCHANGE NOTES DUE 2001,
                            7% SENIOR NOTES DUE 2003
                                IN EXCHANGE FOR
                     7% SENIOR EXCHANGE NOTES DUE 2003 AND
                          7 1/8% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     7 1/8% SENIOR EXCHANGE NOTES DUE 2005

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated            , 1998
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Golden State Holdings Inc. (the "Company") to exchange its Floating Rate Exchange Notes due 2003, its 6 3/4% Senior Exchange Notes due 2001, its 7% Senior Exchange Notes due 2003 and its 7 1/8% Senior Exchange Notes due 2005, which have been registered under the Securities Act of 1933, as amended, for its outstanding Floating Rate Notes due 2003 (the "Old Floating Rate Notes"), its outstanding
6 3/4% Senior Notes due 2001 (the "Old 2001 Notes"), its outstanding 7% Senior Notes due 2003 (the "Old 2003 Notes") and its outstanding 7 1/8% Senior Notes due 2005 (the "Old 2005 Notes" and, together with the Old Floating Rate Notes, the Old 2001 Notes and the Old 2003 Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated
               , 1998, by and among the Company, GS Escrow Corp. and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD FLOATING RATE NOTES, OLD 2001 NOTES, OLD 2003 NOTES OR OLD 2005 NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City
time, on           , 1998, unless extended by the Company. Any Old Notes
tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1998, unless extended by the Company.

     If you wish to have us tender your Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD FLOATING RATE NOTES, OLD 2001 NOTES, OLD 2003 NOTES OR OLD 2005 NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Golden State Holdings Inc. with respect to its Old Notes.

     This will instruct you to tender the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes held by you for my account as indicated below:

                                                          AGGREGATE PRINCIPAL AMOUNT OF OLD FLOATING RATE NOTES

Floating Rate Notes due 2003............................

/ / Please do not tender any Old Floating
    Rate Notes held by you for my account.

                                                          AGGREGATE PRINCIPAL AMOUNT OF OLD 2001 NOTES


6 3/4% Senior Notes due 2001............................

/ / Please do not tender any Old 2001 Notes held by you for my account.

                                                          AGGREGATE PRINCIPAL AMOUNT OF OLD 2003 NOTES

7% Senior Notes due 2003................................

/ / Please do not tender any Old 2003 Notes held by you for my account.

                                                          AGGREGATE PRINCIPAL AMOUNT OF OLD 2005 NOTES

7 1/8% Senior Notes due 2005............................

/ / Please do not tender any Old 2005 Notes held by you for my account.

Dated:                                                    , 1998
      ---------------------------------------------------         --------------------------------------------

                                                                  --------------------------------------------
                                                                                Signature(s)

                                                                  ---------------------------------------------
                                                                  ---------------------------------------------
                                                                  ---------------------------------------------
                                                                         Please print name(s) here

                                                                  ---------------------------------------------
                                                                  ---------------------------------------------
                                                                                Address(es)

                                                                  ---------------------------------------------
                                                                       Area Code and Telephone Number

                                                                  ---------------------------------------------
                                                                   Tax Identification or Social Security No(s).

     None of the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Floating Rate Notes, Old 2001 Notes, Old 2003 Notes or Old 2005 Notes held by us for your account.